EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contact:    Susan Fedor
            VitalWorks Inc.
            (203) 894-3288
            susanfedor@vitalworks.com
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VitalWorks Positions to Capture Exciting Radiology Market; Company to Sell
Medical Division

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RIDGEFIELD, CT, November 16, 2004 /PR Newswire/ - VitalWorks Inc. (Nasdaq:
VWKS), a leader in radiology and diagnostic image and information technology solutions, announced today that it has signed a definitive agreement to sell its medical division to Cerner Corporation (Nasdaq: CERN) for $100 million in cash.

The divestiture of VitalWorks' medical division will allow the Company to focus completely on its radiology business.

"The vision of leveraging our resources to form a truly world-class image and information technology company, dedicated to the growing diagnostic imaging market, is now well in focus and well-financed," stated Dr. Stephen N. Kahane, VitalWorks' president and CEO.

VitalWorks also announced that it has established a single, unified division, focused on the image and information management business. This division, which was created by consolidating the AMICAS PACS operations and the VitalWorks Radiology Division operations, has adopted the name AMICAS, and will be lead by a single management team. To facilitate a smooth and expeditious transition to this new structure, the Company went on to report that it plans to sign an amendment to its AMICAS merger agreement that calls for the immediate expiration of any further earnout contingencies and provides up to $14.5 million of additional consideration to former shareholders of AMICAS and AMICAS management. Payments will be made over the next 12 to 14 months, with certain payments being contingent upon continued employment of certain members of the management team. Dr. Kahane went on to say, "Today's news has left no doubt about our company's commitment to the diagnostic imaging market. We have combined all of our radiology assets, both operationally and strategically, into a single division already with a leading presence in the ambulatory market and a fast-growing business in the acute care market."

The Company believes that its new structure will place it in a significantly stronger position to take advantage of the growth opportunities in the radiology IT field. The Company also believes that this focused strategy will facilitate its continuous efforts to improve its value proposition to customers, strengthen investor enthusiasm, and increase shareholder value.

"Over the past year, our radiology division has experienced a great degree of success and growth", stated Dr. Kahane. "Last quarter, we reported record orders in radiology with record levels of backlog and deferred revenue for the division. In addition, in the third quarter of 2004 we reported a 40% increase in year-over-year revenue growth for our radiology division, excluding HIPAA related revenues from the prior year. We believe that this shift to a focused business strategy surrounding one of the most vibrant areas of the healthcare IT market, led by an experienced team, will allow our customers and our stockholders to benefit from our successes in radiology and from the future growth we anticipate in this field."

"With our new organization, VitalWorks expects it will be one of the largest pure-play radiology IT companies in the market. Our large and growing imaging center and radiology group client base takes advantage of our RIS, PACS, document management, report generation, and business/financial management solutions. Our hospital and acute care customers value our fully integrated, yet HIS/RIS-neutral, PACS. A hospital's current investments in any HIS/RIS, along with its more complex workflow, require flexibility far beyond a proprietary and hard-wired PACS," added Dr. Kahane.

"Research indicates that there is currently a dramatic under-penetration of image and information management systems including PACS in both the ambulatory and acute care settings. The sale of our medical division will allow us to intensify our focus and leverage our significant installed base and technology advantage. Owning the major pieces of the technology puzzle in this area provides us with tremendous flexibility to not only continue our R&D efforts and expand our distribution infrastructure, but also to add complementary solutions and services directly or through strategic partnerships and acquisitions," said Dr. Kahane.

The sale of the medical division, which is targeted to produce approximately $70 million in revenue for 2004, is expected to be completed in 45 to 60 days, pending regulatory approval.

The Company will hold an investor call later this morning.

WHEN:
o     Tuesday, November 16, 2004
o     Call begins promptly at 11:00 a.m. (Eastern Time)

WHERE:
o     Conference Call-in Number: 800.362.0574 (Conference ID: VITALWORK)
o     Webcast access at
      http://phx.corporate-ir.net/playerlink.zhtml?c=179776&s=wm&e=968781 and also available at www.vitalworks.com

REPLAY:
o     Telephone Replay Number: 800.839.5642 or 402.220.2564 (Conference ID:
      VITALWORK)
o Telephone replay will be available from 1:00 p.m. (Eastern Time) on November 16, 2004 until 11:59 p.m. (Eastern Time) on November 17, 2004

William Blair & Company, L.L.C. is acting as financial advisor to VitalWorks in this transaction.

About VitalWorks

VitalWorks Inc. is a leading provider of information and image management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based, specialty-specific solutions for imaging centers and hospital radiology departments, and medical practices specializing in anesthesiology, ophthalmology, emergency medicine, plastic surgery, dermatology and internal medicine. The company also offers enterprise-level systems designed for large physician groups and networks. The company's range of software solutions provide image management, workflow management, and information management related to administrative, financial, and clinical functions for physicians, radiologists and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, and electronic data interchange, or EDI, services for patient billing and claims processing. Visit the company at http://www.vitalworks.com.

About Cerner

Cerner Corp. is taking the paper chart out of healthcare, eliminating error, variance and waste in the care process. With more than 1,500 clients worldwide, Cerner is the leading supplier of healthcare information technology. The following are trademarks of Cerner: Cerner, Cerner's logo, NASDAQ:CERN, www.cerner.com.


Safe Harbor Statement

Except for the historical information herein, the matters discussed in this release include forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties which include: the length of sales and delivery cycles; the size and timing of orders for products and services; changes in the mix of products and/or services sold; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of new product and service introductions and product upgrade releases; competition including product offerings, price and service; customer attrition; uncertainties concerning threatened, pending and new litigation against the company including related professional services fees; the closing of the sale of the medical division; changing economic, political and regulatory conditions, particularly with respect to the IT-spending environment; the risk that VitalWorks' and AMICAS' businesses and/or products will not be integrated successfully; costs related to the merger with AMICAS; the ability to obtain all governmental approvals for the sale of the medical division; compliance with all government laws, rules and regulations for all applicable products; the inability to achieve revenues from combined lines of products; and other risks affecting VitalWorks' businesses generally and as set forth in VitalWorks' most recent filings with the Securities and Exchange Commission. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, including the company's image management systems, AMICAS(R) Vision Series(TM) PACS, and RadConnect(R) RIS, which may not be realized. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. All forward-looking statements in this press release are qualified by these cautionary statements and are made only as of the date of this press release. VitalWorks is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.